SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant |_|
Filed by a Party other than the Registrant  |X|

Check the appropriate box:

|_|    Preliminary Proxy Statement   |_| Confidential, For Use of the Commission
                                         Only (as permitted by Rule
                                         14a-6(e)(2))

|_|    Definitive Proxy Statement
|_|    Definitive Additional Materials
|X|    Soliciting Material Under Rule 14a-12


                         WESLEY JESSEN VISIONCARE, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                           BAUSCH & LOMB INCORPORATED
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    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   |X| No fee required.
   |_| Fee computed on table below per Exchange Act rules 14a-6(i)(1) and 0-11.
   (1) Title of each class of securities to which transaction applies:

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   (2) Aggregate number of securities to which transaction applies:

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   (3) Per unit price or other underlying value of transaction computer pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4) Proposed maximum aggregate value of transaction:

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   (5) Total fee paid:

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   |_| Fee paid previously with preliminary materials:

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   |_| Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the ate of its filing.

   (1) Amount previously paid:

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   (2) Form, Schedule or Registration Statement No.:

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   (3) Filing Party:

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   (4) Dated Filed:

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NEWS                                                    [BAUSCH & LOMB LOGO]
                                                    One Bausch & Lomb Place
                                                  Rochester, NY  14604-2701

For further information contact:
Holly Houston                            Joele Frank/ Dan Katcher
716-338-8064 office                      Joele Frank, Wilkinson Brimmer Katcher
800-405-5314 pager                       212-355-4449
716-473-7104 home



                    BAUSCH & LOMB COMMENCES OFFER TO ACQUIRE
                         WESLEY JESSEN FOR $34 PER SHARE

FOR RELEASE MONDAY, APRIL 3, 2000
---------------------------------

      ROCHESTER, N.Y. Bausch & Lomb (NYSE: BOL) has commenced a tender offer through its wholly owned subsidiary Dylan Acquisition Inc. for all of the outstanding shares of Wesley Jessen VisionCare, Inc. (Nasdaq: WJCO) at a price of $34 per share in cash. This price represents a premium of 37 percent over Wesley Jessen's closing price on March 22, 2000, the day before Bausch & Lomb announced its acquisition proposal. Following the completion of the tender offer, Bausch & Lomb intends to consummate a second step merger in which all remaining Wesley Jessen shareholders will also receive the same cash price paid in the tender offer. The tender offer is not subject to any financing contingencies.
      Additionally today, Bausch & Lomb is filing a lawsuit against Wesley Jessen, its board of directors and Ocular Sciences, Inc., in the Court of Chancery of Delaware, where both Wesley Jessen and Ocular Sciences are incorporated. Bausch & Lomb's complaint states that the Wesley Jessen/Ocular merger agreement was entered into in breach of the Wesley Jessen board's fiduciary duties to act on a fully informed basis and to advance the best interests of Wesley Jessen shareholders. The complaint seeks injunctive relief against the Wesley Jessen/Ocular merger agreement, seeks to require the Wesley

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                                      -2-
Jessen board to redeem its "poison pill" to permit shareholders to accept the Bausch & Lomb tender offer, and requests a declaration that any breakup fee Ocular receives it holds as a constructive trustee.
      As previously announced on March 27th, Bausch & Lomb has sent notice pursuant to Wesley Jessen's bylaws of its intention to nominate three individuals as directors to the Wesley Jessen board at the upcoming Annual Meeting of Stockholders, which is normally held in May. Bausch & Lomb intends to solicit Wesley Jessen's shareholders to support the election of its nominees.
      The tender offer is conditioned upon, among other things: (a) there being validly tendered and not properly withdrawn prior to the expiration of the tender offer a number of shares of Wesley Jessen common stock that represents at least a majority of the outstanding shares on a fully diluted basis (including the exercise of all outstanding options) as of the date those shares are accepted for payment pursuant to the tender offer; (b) the preferred share purchase rights having been redeemed by the Board of Directors of Wesley Jessen, or Bausch & Lomb being satisfied, in its sole discretion, that those preferred share purchase rights are inapplicable to the offer and any subsequent business transaction involving Bausch & Lomb and Wesley Jessen, including the proposed merger; (c) Bausch & Lomb being satisfied, in its sole discretion, that the provisions of Section 203 of the Delaware General Corporation Law are inapplicable to the acquisition of shares pursuant to the tender offer and any subsequent business transaction involving Bausch & Lomb and Wesley Jessen, including the proposed merger; (d) the merger agreement and any related agreements between Wesley Jessen and Ocular Sciences, Inc., including the stock option agreement granted by Wesley Jessen, having been terminated without any fee or obligation paid or owing, other than fees required to be paid in accordance with the terms of those agreements as filed with the SEC prior to April 3, 2000; and (e) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations under that Act or under any applicable foreign statues or regulations having expired or been

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                                      -3-
terminated (or, to the extent required, governmental approvals obtained). The tender offer is also subject to certain other conditions as described in the Offer to Purchase.
      The tender offer is scheduled to expire at Midnight, Eastern Time, on Friday, April 28, 2000, unless the offer is extended.
      The tender offer is being made through, and the foregoing is qualified in its entirety by reference to, the related Offer to Purchase, dated April 3, 2000, and the related letter of transmittal. Wesley Jessen stockholders should read such documents completely prior to making any decision as to the tender offer.
      Warburg Dillon Read LLC is financial advisor to Bausch & Lomb and Dealer Manager for the offer and MacKenzie Partners, Inc. is acting as Information Agent. Wachtell, Lipton, Rosen & Katz is the company's counsel.

                                      # # #

                                   -4-
Investor Relations Contact:
Angela Panzarella
716-338-6025 office
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This news release is for  informational  purposes  only and is not an offer to buy or the solicitation of an offer to sell any shares of Wesley Jessen common stock, and is not a solicitation of a proxy. The solicitation of offers to buy Wesley Jessen common stock will only be made pursuant to the offer to purchase and related materials that Bausch & Lomb will be sending to Wesley Jessen stockholders shortly, and that will be filed with the SEC as part of the tender offer statement. Wesley Jessen stockholders will be able to obtain the tender offer statement, including the offer to purchase and related materials, for free at the SEC's Web site at www.sec.gov. Wesley Jessen stockholders are urged to carefully read those materials prior to making any decisions with respect to the offer.

Bausch & Lomb intends to make a preliminary filing with the SEC of proxy materials to be used to solicit proxies for the election of its nominees at Wesley Jessen's 2000 annual meeting of stockholders. Bausch & Lomb and certain other persons may be soliciting proxies from Wesley Jessen stockholders by various means. Information concerning the participants in the solicitation is set forth in the Bausch & Lomb press release dated March 27, 2000 filed under cover of Schedule 14A (Soliciting Material under Rule 14a-12) by Bausch & Lomb with the SEC on March 28, 2000.

Bausch & Lomb strongly advises all Wesley Jessen stockholders to read the proxy statement and the tender offer statement when they are available because they contain important information.
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This  release  contains  some  forward-looking  statements.  We  undertake  no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our 10-Q, 8-K and 10-K reports to the SEC.
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Bausch  &  Lomb  Incorporated  is  the  preeminent   global   technology-based
healthcare company for the eye, dedicated to helping consumers see, look and feel better through innovative technology and design. Its core businesses include soft and rigid gas permeable contact lenses, lens-care products, ophthalmic surgical and pharmaceutical products. The company is advantaged with some of the most respected brands in the world starting with its name, Bausch & Lomb, and including SofLens66, PureVision Boston, ReNu, and
Storz. Founded in 1853 in Rochester, N.Y., where it continues to have its headquarters, the company has pro-forma annual revenues of approximately $1.8 billion and employs approximately 12,000 people in 35 countries. Bausch & Lomb products are available in more than 100 countries around the world. Additional information about the company can be found on Bausch & Lombs Worldwide Web site at http://www.bausch.com.